Exhibit 10.1

LEASE AGREEMENT

(Triple Net)

Landlord:

Rocky Mountain Development, LLC

a Utah limited liability company

Tenant:

ForeverGreen International, L.L.C.

a Utah limited liability company

Tax I.D. #: 20-0410689

Guarantor:

Ron Williams

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into as of the 1st day of July, 2011, by and between the following Parties:

Landlord:

Rocky Mountain Development, LLC

a Utah limited liability company

Tenant:

ForeverGreen International, LLC

a Utah limited liability company

Guarantor:

Ron Williams

WITNESSETH:

WHEREAS, Landlord owns certain real property located in the City of Orem, Utah County, State of Utah (the “Property”); and

WHEREAS, the Property is part of an Office Park and there is situated on the Property a building located at 972 North 1430 West, Orem, Utah (the “Building”); and

WHEREAS, on or about November 22, 2004, Landlord and Tenant entered into a Lease Agreement under which Tenant leased the Building from Landlord, which Lease Agreement expired by its own terms, with Tenant continuing thereafter to lease from Landlord the Building on a month-to-month basis under the terms of such Lease Agreement.

WHEREAS, Landlord and Tenant desire to enter into this Lease Agreement under which Tenant leases from Landlord the entire Building consisting of leasable space of 8,800 square feet, together with the right to use the common facilities associated therewith, all on the terms, conditions, and provisions and for the purposes hereinafter set forth.

NOW, THEREFORE, in consideration of the promises, covenants, and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties enter into this Lease and agree as follows:

SECTION 1- PREMISES

1.1

Lease of Premises.  Landlord leases to Tenant and Tenant leases from Landlord the entire Building consisting of  8,800 square feet of gross leasable area (herein referred to as the “Premises”), more particularly described as outlined on attached Exhibit “A.”

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1.2

Condition of Premises.  Tenant has inspected the Premises and has been given the opportunity prior to the execution of this Lease to conduct such tests, investigations, and examinations as Tenant desires or deems appropriate, and Tenant hereby accepts the Premises in its present condition, “as is,” without obligation of any kind or nature on the part of Landlord to repair, improve, alter, cleanup, or modify the Premises or any part thereof.

1.3

Common Areas.  The Tenant shall have the right to use, subject to reasonable rules of general applicability to tenants of the Property from time to time made by the Landlord and of which the Tenant is given notice, the parking areas, courtyard, and common walkways and driveways necessary and appropriate for use of the Premises under this Lease (the “Common Areas”).

SECTION 2- TERM

2.1

Fixed Term.  The term of this Lease shall be for a period of two (2) years and two months commencing on July 1, 2011 (the “Commencement Date”), and expiring on August 31, 2013 (the “Initial Term”).

2.2

Extension of Term.  Unless either party provides the other notice of election to not extend the terms of this Lease on or before 120 days prior to the expiration of the Initial Term, the term of this Lease shall automatically be extended for one (1) additional consecutive period of two (2) years (the “Extension Period”), such Extension Period commencing on the expiration date of the Initial Term and expiring two years thereafter (the “Extended Term” and, together with the Initial Term, the “Term”), subject to the same terms and conditions contained in this Lease, provided that minimum monthly rent under Section 3 hereof for said Extended Term shall be increased in accordance with the provisions of Section 3.2 hereof.

2.3

Early Termination.  In the event that Landlord and Tenant enter into a new lease agreement with each other involving a different building owned by Landlord to be used by Tenant for the business of Tenant as then conducted in the Premises, Tenant shall be entitled to terminate this Lease Agreement effective as of the date that the first lease payment under such new lease is paid to Landlord thereunder.

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SECTION 3- RENT, MAINTENANCE CHARGES, TAXES, & EXPENSES

3.1

Base Rent.  Subject to any increases under Section 3.2 hereof, Tenant shall pay to Landlord throughout the Term of this Lease minimum monthly rent, without deduction, setoff, prior notice, or demand, the amounts shown on Exhibit “B” attached hereto (the “Base Rent”).  Each such installment shall be due one month in advance on the first day of each month, commencing on the Commencement Date, and continuing through the Initial Term and the Extended Term.  Base Rent shall be increased during the Initial Term and any Extended Term in accordance with the provisions of Section 3.2 hereof.  Any monthly installment of Base Rent for any partial month shall be prorated at the rate of 1/30th of the monthly Base Rent per day.  All rent shall be paid to Landlord at the address to which notices to Landlord are given.

3.2

Increase of Base Rent.  During the Term, the Base Rent shall be adjusted on each annual anniversary of the Commencement Date (the “Adjustment Date”), by multiplying the Base Rent for the month immediately prior to the applicable Adjustment Date by one hundred three percent (103%).  A schedule of Base Rent is attached hereto as Exhibit “B”.

3.3

Taxes, Maintenance Fees, and Other Expenses; CAM.  Tenant agrees to be responsible for, and shall directly and timely pay, all property taxes associated with the Building and the Property and the maintenance charges and other expenses described below.  Such costs and expenses shall include, but shall not be limited to upkeep, painting, repairs, replacements and improvements, sweeping and cleanup, window cleaning, utilities, telephone, internet connections, heating and air conditioning, utility-related services including fire line water service charges, building security, premiums for liability, property damage and fire insurance, and all real and personal property taxes.  Tenant shall pay to Landlord a maintenance fee (“CAM Fee”) as additional rent as set forth in Section 3.5 hereof.

3.4

Late Fee.  In the event Landlord does not receive the Base Rent or CAM Fee for any given month on or before the fifth (5th) day of such month, Tenant shall pay to Landlord, together with the Base Rent and CAM Fee for such month, and Landlord shall be entitled to receive from Tenant, a late payment fee in an amount equal to five percent (5%) of Tenant’s late payment.  Tenant acknowledges and agrees that this sum is not a penalty but is a reasonable estimate of the administrative costs and expenses which Landlord will incur as a result of Tenant’s late payment.  Any charges imposed for late payment charges pursuant to this Section 3.4 shall be in addition to all other amounts owing pursuant to the terms and conditions of this Lease, including without limitation interest charges.

3.5

Triple Net Lease.  It is the intent of the parties that the rent applicable under Sections 3.1 and 3.2 hereof shall, except as may be specifically provided to the contrary in this Lease, be absolutely net to Landlord throughout the term hereof and that Tenant shall, as is provided for and described with more specificity in the various other Sections of this Lease, pay for all building services, costs and expenses in connection with its use of the Building, including utility services and costs, costs and expenses of maintenance and repair of the Premises, landscaping maintenance, janitorial and cleaning services and expenses, real and personal property taxes and insurance relating or allocable to the Building or the activities thereon, and any other items of cost or expense in any way incurred or necessary in

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connection with the use, occupancy, or operation of the Premises.  The fact that Tenant’s use or occupancy of the Premises may be disturbed or interrupted for any reason other than the negligent acts of Landlord shall not in any way suspend, abate, reduce, or alter the obligation to pay rent hereunder, except as may be specifically provided to the contrary in this Lease.

Throughout the Term of this Lease, Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, a monthly CAM Fee of ONE THOUSAND TWO HUNDRED FIFTY DOLLARS ($1,250.00), as may be adjusted as set forth in this Section 3.5, with each monthly payment being due one month in advance on the first day of each month, commencing on the Commencement Date, and continuing through the Initial Term and the Extended Term.  All CAM Fees shall be paid to Landlord at the address to which notices to Landlord are given.

The CAM Fee is subject to adjustment as follows: within forty-five (45) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, showing the total actual costs and expenses included in the CAM Fee for such calendar year and the CAM Fee payments made by Tenant with respect to such calendar year.  If said payments exceed such actual costs and expenses, Tenant shall be entitled to offset the excess against the CAM Fee payment(s) next thereafter to become due Landlord. On the other hand, if such actual costs and expenses exceed Tenant’s payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of said statement, and at Landlord’s option, Landlord may, upon written notice to Tenant, increase the CAM Fee in an amount deemed reasonably necessary by Landlord to cover such expenses during the current calendar year.  Tenant or its authorized representative shall have the reasonable right to inspect the books of Landlord, for the purpose of verifying the information contained in the statement.  The parties shall make such appropriate payments or reimbursements (in the manner set forth above in this paragraph), as the case may be, to each other, as are determined to be owing pursuant to such investigation.

3.6

Personal Property Taxes.  Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges (“taxes”) that are levied and assessed against the trade fixtures and personal property of Tenant installed or located in or on the Premises, and that become payable during the Term.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

3.7

Payment.  Except to the extent expressly provided for elsewhere in this Lease, there shall be no abatement or apportionment at any time of the Base Rent or CAM Fees or any other sums, amounts, payments, or impositions to be paid by Tenant under any of the terms, covenants, conditions, and provisions of this Lease during the Term.  All rent and other amounts payable under the terms and provisions of this Lease shall be made in lawful money of the United States.

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SECTION 4 - USE; LIMITATIONS ON USE

4.1

Use.  Tenant shall use the Premises for general office purposes, and for no other use without Landlord’s prior written consent.

4.2

Limitations on Use.  Tenant’s use of the Premises as provided in this Lease shall be in accordance with the following:

Compliance with laws.  Tenant shall comply with all laws concerning the Premises or Tenant’s use of the Premises, including, without limitation, the obligation at Tenant’s cost to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the Term.

Waste; nuisance.  Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to owners or occupants of adjacent properties.  Tenant shall not use the Premises for sleeping, commercial preparation of food, washing clothes, or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto adjacent properties.

Hazardous Substances.  Tenant shall not bring upon the Premises, or in the Premises, use on the Premises, or permit to be brought upon, stored, or used upon the Premises, any wastes, petroleum products, or hazardous substances.  Tenant shall hold harmless and indemnify Landlord from any and all damage, loss, injury, or liability of any nature arising from or associated with Tenant’s use, storage, disposal, release or bringing upon the Premises any hazardous substances as defined by local, state or federal laws, rules, regulations or ordinances.

Insurance.  Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the existing rate of or premium for fire or other insurance covering the Building.

Plumbing.  The plumbing facilities within the Building shall not be used by Tenant for any other purpose than that for which they are designed and constructed, and no foreign substance of any kind shall be thrown therein.  The expense of any breakage, stoppage or damage to such plumbing facilities resulting from a violation of this provision shall be borne by Tenant.

Locks.  Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises, without immediately providing keys to Landlord.

Heavy Equipment.  Safes and any other heavy equipment or objects shall be located within the Premises only in those areas and on such supports as are designated by Landlord.  Tenant shall

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not place any safes or heavy objects within the Premises without first obtaining appropriate direction and approval from Landlord.

Telephones/Utilities.  Tenant shall not install any telephone or other special utility lines within the Premises without first obtaining Landlord’s consent.  Landlord shall designate the areas with the Premises in which telephone and other special utility lines and related equipment may be installed and how and where such lines are to be introduced.

Security.  Tenant shall securely close and lock all doors and windows in the Premises before leaving the Building each day and shall insure that all water faucets and water apparatus and other equipment within the Premises are shut off so as to prevent waste or damage.  Notwithstanding anything herein contained to the contrary, Tenant shall be responsible for any damage to Landlord’s property or to the property of other tenants within the Building caused by Tenant’s failure to comply with the provisions of this subparagraph, unless such damage is covered by, and paid for by Landlord’s insurance.

Vending Machines.  Tenant may install vending machines within the Premises for its own use only.  If any such vending machines are desired by Tenant, such shall be installed by Tenant at Tenant’s expense following Landlord’s approval of such installation.

Floor Coverings.  Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved, in writing, by Landlord.

SECTION 5 – MAINTENANCE AND ALTERATIONS

5.1

Tenant’s Maintenance.  During the Term of this Lease, Tenant agrees to keep and maintain, in good order, condition, and repair the interior of the Premises, including, by way of example only and not by way of limitation, interior walls, wall and window coverings, light fixtures, floor coverings, plumbing fixtures, glass and partitions.  Tenant shall use carpet protectors or mats under all desk chairs located on carpeted areas.

5.2

Landlord’s Maintenance and Repair.  Landlord shall maintain in good order, condition, and repair all external parts of the Building including the roof, and shall maintain in good order, condition, and repair all plumbing and heating, air conditioning and ventilation equipment located upon the Premises, except to the extent that damage to the same is caused by Tenant or Tenant’s employees, agents, or invitees.  Landlord shall be responsible for snow and ice removal from parking areas and walkways which serve the Premises, in a manner consistent with reasonable practices for this area, and for landscape maintenance, the costs of which shall be dealt  with under the CAM Fee provision of Sections 3.3 and 3.5 hereof.

5.3

Alterations.  Tenant shall not make or allow any alterations to the Premises without Landlord’s prior written consent.  Any alterations made shall be constructed by Landlord, or by parties not

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objectionable to Landlord, and shall be paid for by Tenant and shall remain on and be surrendered with the Premises on expiration or termination of the Term and shall be the property of Landlord, except that Landlord can elect within thirty (30) days before expiration of the Term, or within thirty (30) days after termination of the Term and Tenant’s surrender of the Premises, to require Tenant to remove any alterations that Tenant has made to the Premises.  If Landlord so elects, Tenant at its cost shall restore the Premises to their condition existing prior to Tenant’s alterations, before the last day of the Term, or within twenty (20) days after notice of election is given, whichever is later.

If Tenant makes any alterations to the Premises as provided in this Section, the alterations shall not be commenced until ten (10) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence.

5.4

Mechanics’ Liens.  Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease.  Tenant shall keep the Premises free and clear of all mechanics’ liens resulting from construction done by or for Tenant.  Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in Utah in an amount equal to one and one-half (1½) times the amount of the claim of lien.  The bond shall provide for the payment of any sum that the claimant may recover on the claim (together with attorney’s fees and costs of suit, if it recovers in the action).

SECTION 6 - INDEMNITY AND EXCULPATION; INSURANCE

6.1

Indemnity of Landlord.  Tenant shall hold Landlord harmless from any and all damages to any person or property occurring in, on, or about the Premises, except for damages caused solely by the negligence or willful acts of Landlord.

6.2

Public Liability and Property Damage Insurance.  Tenant at its cost shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of not less than $2,000,000, and property damage limits of not less than $500,000, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant’s use or occupancy of the Premises.

All public liability insurance, products liability insurance, and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 6.1 and shall contain cross-liability endorsements.

6.3

Increase in Amount of Public Liability and Property Damage Insurance.  Not more frequently than each two (2) years, if, in the opinion of Landlord’s lender or of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance broker.

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6.4

Tenant’s Fire Insurance.  Tenant at its cost shall maintain on all its personal property, Tenant’s improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of their full replacement value.  Unless this Lease is terminated pursuant to the provisions of Sections 7 or 8 hereof, the proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant’s improvements or alterations.

6.5

Additional Requirements.  All insurance policies hereunder will (i) be taken out with insurers acceptable to Landlord; (ii) be in a form reasonably satisfactory to Landlord; (iii) be non-contributing with, and will apply only as primary and not excess to any other insurance available to Landlord or Landlord’s; (iv) contain an undertaking and agreement by the insurers to notify Landlord and Landlord’s mortgagee(s) in writing not less than thirty (30) days before any material change, cancellation, or termination of any such insurance; (v) contain provisions causing insurance proceeds to be made payable to Landlord; and (vi) name Landlord as an additional insured.  Tenant shall deliver certificates of insurance, reasonably acceptable to Landlord, executed by Tenant’s insurers evidencing that the required insurance is in force, or, if required by Landlord or Landlord’s mortgagee, Tenant will deliver certified copies of each insurance policy as soon as possible after the placing of the insurance.  No review or approval of any insurance certificate or insurance policy by Landlord derogates from or diminishes Landlord’s rights under this Lease.

6.6

Waiver of Subrogation.  The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant’s improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties in force at the time of any such damage to the extent that such policies cover the loss or damage.

6.7

Cancellation of Insurance.  Tenant shall not do or permit anything to be done that results in the cancellation or threatened cancellation or the reduction of coverage, or threatened reduction of coverage, under any insurance policy on the Premises or any improvements located thereon or therein.

6.8

Tenant’s Failure to Pay.  Tenant agrees that should Tenant fail to comply with this Section 6, Landlord shall have the right to obtain said insurance and pay the premiums therefor, and in such event the entire amount of such premiums shall be immediately paid by Tenant to Landlord, together with interest thereon at the lesser of eighteen percent (18%) per annum or the maximum rate an individual is permitted by law to charge; provided, however, Landlord shall have no obligation or duty to obtain said insurance in the event of Tenant’s failure to provide such insurance and Tenant shall hold Landlord harmless from any losses due to such failure.

6.9

Indemnification.  Tenant hereby agrees to defend, pay, indemnify and hold harmless the Landlord from and against any and all claims, demands, fines, suits, actions, losses, damages, costs, expenses (including attorneys’ fees), proceedings, orders, decrees or judgments of any kind or nature by or in favor of anyone whomsoever resulting from or in connection with any loss of life, bodily or personal

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injury, or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Premises occasioned wholly or in part through the use or occupancy of the Premises, or resulting from any act or omission or negligence of Tenant, or any invitee or licensee of Tenant, or any employee, agent or contractor of the same in, upon, at or from the Premises.  Tenant and all those claiming by, through, or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenance thereto solely at their own risk, and Tenant and all those claiming by, through, or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or on account of such occupancy and use. Landlord shall not be responsible or liable for damages at any time to Tenant, or to those claiming by, through, or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other Tenants.  Landlord shall not be responsible or liable for damages at any time for loss of life, or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, over-flowing or backing up of water, steam, gas, sewage, snow or ice in or around any part of the Premises, or caused by or resulting from acts of God or the elements.  Tenant expressly acknowledges that all of the foregoing provisions of this Article shall apply and become effective from and after the date Landlord shall deliver possession of the Premises to Tenant.

6.10

Assumption of Risk.  Anything herein to the contrary notwithstanding, after commencement of the term of this Lease, Tenant assumes full risk of damage to its personal property, fixtures, equipment, tools, improvements, stock, goods, wares, or merchandise that it may have in or on or about the Premises, where such damage results from fire, lightning, extended coverage perils, flood, or any catastrophe, regardless of cause or origin.  Landlord shall not be liable to Tenant or anyone claiming by, through or under Tenant, including Tenant’s insurance carrier or carriers, for any loss or damage resulting from fire, lightning or extended coverage perils, or from an act of God.  Landlord shall not be liable to any insurance carrier for damages insured against, either directly or by way of subrogation.

6.11

Release of Landlord.  Landlord shall not be liable to Tenant for any damage to Tenant or Tenant’s property from any cause.  Tenant waives and releases all claims against Landlord for damage or injury to person or property arising for any reason, except for damage caused by Landlord’s gross negligence or intentional misconduct.

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SECTION 7 - DESTRUCTION

7.1

Destruction by Fire or Other Casualty.  If the Premises shall be damaged by fire, unavoidable accident, or other casualty covered by fire and extended coverage insurance and such damage is not caused by the act, or failure to act, of Tenant, its employees, agents, licensees, permittees, or invitees, Landlord shall cause such damage to be repaired.  If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall cause such damage to be repaired; provided, however, in the event the Premises cannot be repaired within one hundred twenty (120) days, Landlord may, at its election, made within thirty (30) days following the occurrence of such damage or destruction, elect to terminate this Lease.  In the event of such termination, rent shall be abated from and after such date of the damage or destruction.  In the event Landlord does not terminate this Lease following damage or destruction of the Premises, Landlord shall commence and complete a restoration of the Premises within a reasonable time after such damage or destruction.  Tenant agrees to give Landlord immediate notice of any damage to the Premises by fire, the elements, or any other casualty.

7.2

Loss or Damage.  Landlord shall not be liable for:

(a)

Any loss or damage to any property of Tenant or of others located on the Premises, by theft or otherwise; or

(b)

any injury or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, water, rain or snow or leaks from any part of the Property or from the pipes, appliances, or plumbing works or from the roof, street, or subsurface or from any other place whereby dampness or by any other cause of whatsoever nature, unless such damage shall be caused by the willful acts or gross negligence of Landlord, its agents, representatives, or employees.  Except for loss, damage, or injury resulting solely from the willful acts or gross negligence of Landlord, its agents, representatives, or employees, all property of Tenant kept or stored on the Premises shall be so kept at or stored at the risk of Tenant only.  Tenant shall hold Landlord harmless from any claims arising out of damage to or loss of property and from any claims for personal injury, for any event occurring on the Premises, unless such damage shall be caused solely by the willful acts or negligence of Landlord, its agents, representatives, or employees.

7.3

Abatement or Reduction of Rent.  In case of damage or destruction, and in the event this Lease is not terminated pursuant to Section 7.1 hereof, the rent shall be abated wholly or proportionately, as the case may be, until the damage shall be repaired and the Premises restored; provided, however, that in the event such damage or destruction is caused by Tenant, its agents, representatives, or employees there shall be no abatement of rent.

7.4

Loss During Last Part of Term.  If destruction to the Premises occurs during the last year of the Term, and the cost of restoration exceeds ten percent (10%) of the then replacement value of the Premises, either Landlord or Tenant can terminate this Lease by giving notice to the other not more than fifteen (15) days after the destruction.

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SECTION 8 - CONDEMNATION

8.1

Condemnation.  In the event the whole or any part of the Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority and as a result thereof the balance of said Premises cannot be used by Tenant for the same purpose as before such taking or condemnation, then and in either of such events, the Term of this Lease shall terminate when possession of the Premises shall be taken by the condemning authorities.  Any award, compensation, or damages (hereinafter sometimes referred to as the “award”) for that portion of the Premises which does not include any personal property of Tenant shall be paid to and be the property of Landlord.  It is understood that in the event of the termination of this Lease as aforesaid, neither Landlord nor Tenant shall have any claim against the other for the value of any unexpired Term of this Lease, and Tenant shall have no right or claim to any part of the award on account thereof, except as may pertain to any tangible personal property of Tenant which it would be entitled to remove upon any termination of this Lease.

8.2

Partial Condemnation.  In the event only a part of the Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, and as a result thereof the balance of said Premises can be used for the same purpose as before such taking or condemnation, this Lease shall not terminate as a result thereof and Landlord, at its sole cost and expense, but only to the extent of the award for such taking received by Landlord, shall repair and restore the Premises and improvements thereon. The determination of whether or not the Premises can be used for the same purpose shall be made by Tenant, subject to the requirement that such determination is reasonably made by Tenant.  Any award paid as a consequence of such taking or condemnation, shall be paid to Landlord and be applied to the cost of said repairing and restoration.  Any sums remaining after such application shall be the property of Landlord.  There shall be a reduction in the rental in direct proportion to the reduction of the Premises as a result of such taking.

SECTION 9 - ASSIGNMENT

9.1

Prohibition Against Assignment, Subletting, and Encumbering.  Tenant shall not assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant’s authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord’s written consent.  Any assignment, encumbrance, or sublease without Landlord’s consent shall be void and, at Landlord’s election, shall constitute a default.  No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section.

Any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of a controlling ownership interest in Tenant, or the sale of at least fifty-one percent (51%) of the value of the assets of Tenant, shall be deemed a voluntary assignment hereunder.  The phrase “controlling percentage” means the ownership of, and the right to vote, stock or other interests possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s issued stock or other ownership interests.

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Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

Any assignment, subletting, or other transfer of Tenant’s interest hereunder, whether pursuant to written consent of Landlord or as permitted hereunder, shall not release or discharge Tenant from liability unless such release is expressly granted in writing by Landlord.

If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees incurred in connection with each such request.

9.2

Involuntary Assignment.  No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy).  Each of the following acts shall be considered an involuntary assignment:

(a)

If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(b)

If a writ of attachment or execution is levied on this Lease;

(c)

If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

SECTION 10 - DEFAULT

10.1

Tenant’s Default.  The occurrence of any of the following shall constitute a default by Tenant:

(a)

Failure to pay rent or any other sums payable by Tenant hereunder when due, if the failure continues for five (5) days after the date when such rent or other amount was due.

(b)

Abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment and vacation).

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(c)

Failure to perform any other provision of this Lease if the failure to perform is not cured within fifteen (15) days after notice has been sent to Tenant and Guarantor.  If the default cannot reasonably be cured within fifteen (15) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the fifteen (15)-day period and diligently and in good faith continues to cure the default.

(d)

Any representation or warranty by Tenant was materially false or inaccurate at the time of the execution of this Lease.

Notices given under Section 10.1(3) shall specify the alleged default and the applicable lease provisions, and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

10.2

Landlord’s Remedies.  Landlord shall have the following remedies if Tenant commits a default and, where applicable, fails to cure within the times set forth in Section 10.1 hereof.  These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

(a)

Tenant’s Right to Possession Not Terminated.  Landlord can continue this Lease in full force and effect, but not longer than the Term, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due.  During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs.  Reletting can be for a period shorter or longer than the remaining Term of this Lease.  Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.  No act by Landlord allowed by this Section shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.  After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

If Landlord elects to relet the Premises as provided in this Section, rent that Landlord receives from reletting shall be applied to the payment of:

First, any indebtedness owed from Tenant to Landlord other than rent due from Tenant;

Second, all costs, including for repair, refurbishment, reconfiguration, restoration and maintenance, incurred by Landlord in reletting;

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Third, rent and any other payments, costs or fees, including late fees due and unpaid under this Lease.

After deducting the payments referred to in this Section, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease.  In no event shall Tenant be entitled to any excess rent received by Landlord.  If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs, including for maintenance, Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this Section.

(b)

Termination of Tenant’s Right to Possession.  Landlord can terminate Tenant’s right to possession of the Premises at any time.  No act by Landlord other than giving notice to Tenant shall terminate this Lease.  Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not, by themselves, constitute a termination of Tenant’s right to possession or a termination of this Lease.  On termination of this Lease, Landlord has the right to recover from Tenant:

(i)

The worth, at the time of the award, of the unpaid rent owed hereunder at the time of termination of this Lease;

(ii)

The worth, at the time of the award, of the amount by which the unpaid rent that would have been owed hereunder after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

(iii)

The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

(iv)

Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.

“The worth, at the time of the award,” as used in (i) and (ii) of this Section, is to be computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate an individual is permitted by law to charge.  “The worth, at the time of the award,” as referred to in (iii) of this Section, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

(c)

Landlord’s Right to Cure Tenant’s Default.  Landlord, at any time after Tenant commits a default and has failed to perform within fifteen (15) days of notice of such default from Landlord, can cure the default at Tenant’s cost.  If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by

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Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.  The sum, together with interest on it, shall be additional rent.

10.3

Interest.  Rent and any other amounts payable hereunder by Tenant not paid within ten (10) days of when due shall bear interest from the date due until paid at the maximum rate permitted by law or at the rate of eighteen percent (18%) per annum, whichever is less.

10.4

Tenant’s Right To Cure Landlord’s Default.  Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within fifteen (15) days after notice of the default has been given by Tenant to Landlord.  If the default cannot reasonably be cured within fifteen (15) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the 15-day period and diligently and in good faith continues to cure the default.

SECTION 11 - EXTERIOR FIXTURES AND FURNISHINGS; SIGNS; ADVERTISING;

USE OF ROOF

11.1

Tenant’s Restricted Right to Exterior Fixtures and Furnishings; Signs.  Tenant shall not, without Landlord’s prior written consent, (i) make any changes to the exterior of the Premises, or (ii) install any exterior lighting, canopies or awnings, or any exterior decorations, or paintings, or (iii) install any drapes, blinds, shades or other coverings on exterior windows and doors (or change the type of window covering supplied with the Premises), or (iv) install any sign, window or door lettering, placards, decorations or advertisements of any type which can be viewed from the exterior of the Premises, or (v) place any object near exterior windows and doors which may appear unsightly from outside of the Premises.  Tenant shall not have the right to place, construct, or maintain any other sign, advertisement, awning, banner, or other exterior decoration without Landlord’s prior written consent.  All signs, awnings, canopies, decorations, lettering or other items approved by Landlord and installed by Tenant shall be kept in good repair and in proper operating condition at all times and any damage caused by or in connection with such items shall be repaired at Tenant’s expense.  Any items installed or maintained in violation of this provision may be promptly removed by Landlord at Tenant’s expense.

11.2

Compliance With Laws.  Any exterior fixtures and furnishings or signs that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws.  Landlord makes no representation with respect to Tenant’s ability to obtain such approval.

11.3

Right to Use Roof.  Use of the roof on the Building is reserved to Landlord and Landlord may install upon the roof such equipment, signs, and antenna and other objects as Landlord deems appropriate with Tenant’s written consent, such consent not to be unreasonably withheld, provided

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that any such objects which are visible to the general public are in keeping with the architectural theme of the Building and the Office Park.

11.4

Removal of Exterior Fixtures and Furnishings; Signs.  At the termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all exterior fixtures and furnishings and signs installed or constructed by Tenant and shall repair and restore the Premises or the building or property of which the Premises is a part to their condition prior to installation or construction of such signs.

SECTION 12 - LANDLORD’S ENTRY ON PREMISES

12.1

Landlord’s Entry on Premises.  Landlord and its authorized representatives shall have the right to enter the Premises, upon at least four (4) hours’ notice to Tenant, for any of the following purposes:

(a)

To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

(b)

To do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation (if any) to perform;

(c)

To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

(d)

To post “for sale” signs at any time during the Term, to post “for rent” or “for lease” signs during the last six (6) months of the Term, or during any period while Tenant is in default, said signs to be posted in reasonable locations approved by Tenant, such approval not to be unreasonably withheld;

(e)

To show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in a purchase or an exchange, at any time during the Term;

(f)

At Landlord’s expense, to shore the foundations, footings, and walls of the building and other improvements that are a part of the Premises and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street.  Landlord’s right under this provision shall not be construed to create any obligation for Landlord to maintain or repair the Premises, except as set forth in other provisions of this Lease.

Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord’s entry on the Premises as provided in this Section, except damage resulting from the wrongful acts or gross negligence of Landlord or its authorized representatives.

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Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section.

Landlord shall conduct its activities on the Premises as allowed in this Section in a manner that will minimize inconvenience, annoyance, or disturbance to Tenant, and shall be timely in the performance of its obligations hereunder.

SECTION 13 - SECURITY DEPOSIT

13.1

Security Deposit.  Under the prior Lease Agreement between Landlord and Tenant, Tenant deposited with Landlord the sum of $14,000.00 as a security deposit, which deposit shall constitute the security deposit under this Lease Agreement (the “Lease Security Deposit”).  Landlord shall not be responsible for payment of any interest on said deposit and may commingle said deposit with the other funds of Landlord.  If Tenant has complied with all the terms and conditions of this Lease, has promptly paid all rent and all other sums payable to Landlord hereunder, and the Premises and furnishings (if any) have been surrendered in good and clean condition (including the cleaning of carpeting as may be required by Landlord), together with all keys to the Premises, Landlord shall refund to Tenant the balance of the Lease Security Deposit within thirty (30) days after Tenant’s surrender of the Premises and furnishings (if any).  In the event of any breach of this Lease by Tenant, Landlord shall have the right and option to retain all or any portion of the Lease Security Deposit as partial compensation of damages sustained by Landlord, without waiver of or prejudice to any other right or remedy to which Landlord may be entitled by law or this Lease.  Tenant shall not have the right to apply the Lease Security Deposit to the rent payable for any period of the term, including without limitation the last month of the term or any extension thereof.  In the event Landlord applies the Lease Security Deposit in payment of any obligation of Tenant hereunder during the term or any extension thereof, Tenant shall pay to Landlord the amount necessary to reestablish the Lease Security Deposit balance within seven (7) days of Landlord’s request for such payment.

SECTION 14 - PARKING

14.1

Parking.  Other than rented covered parking, handicapped designated parking, and customer-only designated parking, the Landlord shall not permit reserved parking, but Tenant and tenant’s employees and invitees shall have the right to use all parking provided on the Property consisting of at least 58 spaces.

14.2

Modifications.  Landlord reserves the right to change the arrangement, level and location of parking areas and the direction and flow of traffic to discourage unauthorized parking, so long as such changes do not materially affect Tenant’s access to the Premises and to adequate parking facilities.

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SECTION 15 - REPRESENTATIONS AND WARRANTIES

15.1

Tenant’s Representations and Warranties.  As a material inducement to Landlord to execute this Lease and in partial consideration therefor, Tenant hereby makes the following representations and warranties, each of which is being relied upon by Landlord as a material inducement to enter into this Lease, and each of which is true and correct as of the date hereof:

(a)

All financial statements and other financial information provided to Landlord by Tenant are true and correct in all material respects, and fully and accurately present the financial condition of Tenant as of the date and time of such reports, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(b)

The execution and delivery of this Lease and the performance by Tenant of its obligations hereunder require no further action or approval in order to constitute this Lease as a binding and enforceable obligation of Tenant.  Compliance with this Lease does not contravene any provision of law, nor of any agreement, government order or regulation, undertaking, or other restriction to which Tenant is a party or by which Tenant is bound.

(c)

This Lease has been duly executed by Tenant and constitutes a legal, valid, and binding obligation of Tenant enforceable in accordance with its terms.

SECTION 16 - ESTOPPEL; FINANCING AND SUBORDINATION

16.1

Estoppel Certificate.  Tenant shall, within ten (10) days after Landlord’s request therefor, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following:  (a) ratification of this Lease; (b) the Commencement Date and termination date hereof; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except as such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied; (e) there are no defenses or offsets against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the security deposit, if any; and (i) such other information as Landlord may reasonably request.  In the event that Tenant fails within ten (10) days after Landlord has delivered to Tenant an estoppel certificate pursuant to this Section to properly execute and deliver the same to Landlord, Tenant shall be deemed to have consented to such estoppel certificate as written; provided, however, that such non-consent shall not relieve Tenant from its responsibilities for default under this Lease by reason of its failure to return an estoppel certificate in accordance with this Section.  Mortgage lenders and/or purchasers shall be entitled to rely upon any estoppel certificate executed by Tenant or which Tenant is deemed to have consented.

16.2

Financing and Subordination.

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(a)

Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease or its use of the Premises, join with the Landlord in amending the terms of this Lease so as to meet the reasonable needs or requirements of any lender who is considering furnishing, or who has furnished, any financing which is, or will be, secured by the Building and the land underneath such, or the Landlord’s Office Park.

(b)

Tenant’s rights under this Lease shall at all times be subordinated to the lien of any mortgage or deed of trust or lien or other security interest resulting from any method of financing or refinancing which encumbers or is intended to encumber the Building or the land underneath such, or Landlord’s Property, and to all advances subsequently made upon the strength of such security.  So long as Tenant is not in default under the terms of this Lease, however, this Lease shall remain in full force and effect for the full term hereof and shall not be terminated as a result of any foreclosure (or transfer in lieu thereof) of such mortgage or other security instrument to which Tenant has subordinated its rights pursuant to this subparagraph.

(c)

Tenant shall, upon Landlord’s request, in connection with Landlord’s efforts to secure financing any time during the Term of this Lease, supply to Landlord all financial information required by any lender in relation to such financing.

SECTION 17- LANDLORD’S LIEN

17.1

Special Remedy Upon Abandonment, Vacation, or Default.  If Tenant abandons or vacates any substantial portion of the Premises or is in default of any provisions of this Lease, Landlord may enter upon the Premises, and take possession of all or any part of Tenant’s trade fixtures or personal property, store such property in a private or public place, and may sell all or any part of the fixtures or personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash.  The proceeds of the sale shall be applied by Landlord towards the costs of removal and storage, next towards reasonable costs and expenses of the sale, including attorney’s fees, and then toward the payment of all sums due by Tenant to Landlord under the terms of this Lease.

17.2

Security Agreement.  This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Utah and Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property now or hereafter located upon the Premises which are hereby granted to Landlord as secured party, as that term is defined, under the Uniform Commercial Code, to secure the performance of and the payment to Landlord of the various amounts provided in this Lease.  Tenant will on request execute and deliver to Landlord all such financing statements and other documents as may be necessary to perfect Landlord’s security interest under this Lease, or Landlord may file this Lease or a photocopy or summary thereof as a financing statement.

SECTION 18 – LEASE GUARANTY

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18.1

Consideration.  Guarantor has agreed to execute this Lease as a guarantor to induce Landlord to enter into this Lease with Tenant, pursuant to which the obligations hereby guaranteed have been created.  Guarantor hereby acknowledges that he has and will derive a direct financial benefit from Landlord’s entering into the Lease with Tenant.

18.2

Guarantee.  Guarantor hereby guarantees and undertakes with Landlord that in the event Tenant defaults in the payment of any sums due and owing to Landlord from Tenant on account of the Lease or in the event that Tenant defaults in the full and faithful performance of Tenant’s obligations, undertakings and covenants under the Lease, then Guarantor shall be obligated to pay to Landlord, within 10 days of demand and the expiration of any applicable cure and grace periods expressly provided under the Lease, any and all sums so due Landlord and any damages incurred by Landlord on account thereof to the extent Landlord is entitled to collect the same from Tenant in connection with the Lease.

18.3

Term.  Guarantor’s obligations and undertakings herein contained shall remain in full force and effect for the term of the Lease and shall survive termination of the Lease for so long as Tenant may be held liable for any obligations, payments or damages in connection with the Lease.

18.4

Rights of Landlord.  Without diminishing, releasing or discharging Guarantor’s obligations hereunder, Landlord shall have the right to exercise the following powers and rights in Landlord’s sole discretion: Landlord may agree with Tenant to change, alter, cancel, renew, extend, decrease or increase the obligations of Tenant to Landlord; Landlord may add other guarantors or procure additional guarantees, release other guarantors or guarantees and apply monies or properties received from Tenant upon debts regardless of whether the same may be guaranteed hereby, otherwise secured, barred by statutes of limitation or discharged other than by payment; Landlord may exercise rights hereunder in the event of Tenant’s insolvency, bankruptcy, receivership or assignment for benefit of creditors; and Landlord may deal with Tenant, Guarantor and any other persons liable on the indebtedness, obligations or liabilities to Landlord as Landlord deems advisable.

18.5

Waivers; Default of Tenant.  Guarantor waives:  (a) the right to require Landlord to (i) proceed against Tenant, (ii) proceed against or exhaust any security that Landlord holds from Tenant, or (iii) pursue any other remedy against Tenant in Landlord’s power; (b) any defense by reason of any disability of Tenant; and (c) any other defense based on the termination of Tenant’s liability from any cause.  Until all Tenant’s obligations to Landlord have been discharged in full, Guarantor has no right of subrogation against Tenant. Guarantor waives any right he may have to enforce any remedies that Landlord now has, or later may have, against Tenant.  Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations.  Upon default by Tenant on any of its obligations to Landlord and the expiration of any applicable cure and grace periods expressly provided under the Lease, then at Landlord’s option, without notice or demand upon Guarantor and without exercising any other right or remedy Landlord may have, Landlord may proceed directly against Guarantor or any other guarantor to enforce Landlord’s rights hereunder.

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18.6

Impairment of Rights.  Landlord’s rights shall be cumulative and not exclusive.  No impairment, limitation or modification of Tenant’s liability or obligations or of its trustee or receiver or any such impairment, limitation or modification of Landlord’s remedies by virtue of the operation of bankruptcy or similar laws or decision of any court or courts nor any disaffirmance of the Landlord’s obligations under the Lease in such proceedings shall affect Landlord’s rights against Guarantor hereunder.

18.7

Successors and Assigns.  The obligations of Guarantor shall inure to the benefit of Landlord’s assigns and successors in interest in the Lease and shall be binding upon Guarantor’s heirs, successors and assigns.  Reference to Tenant herein includes any assignee of or successor to Tenant’s interest under the terms of the Lease or any subtenant or any other party who is now or in the future may be a Tenant under the Lease.

18.8

Costs and Attorneys’ Fees.  Guarantor shall pay all costs, expenses and charges, including all attorneys’ fees, which Landlord may incur in the enforcement of the provisions hereof.

18.9

No Lease Modification.  Nothing set forth herein shall be or be deemed to be a modification, waiver or other alteration of any of Landlord’s or Tenant’s obligations, rights and/or remedies as to each other under the Lease, all of which are expressly reserved.

SECTION 19 - MISCELLANEOUS

19.1

Notice.  All notices, requests, consents, and other communications required under this Lease shall be in writing and shall be sufficient for all purposes if personally delivered, or if mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, or if sent by Federal Express or other nationally recognized air courier, expenses prepaid, and addressed as follows:

If to Landlord, to:

Mark H. Robinson

Rocky Mountain Development

12659 South 125 East, Suite B

Draper, Utah  84020

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With a copy to:

Clark K. Taylor, Esq.

VAN COTT, BAGLEY, CORNWALL & McCARTHY

36 South Main Street, Suite 1900

Salt Lake City, Utah  84111

If to Tenant, to:

ForeverGreen International, LLC

Attention Ron J. Noyes, Esq.

972 North 1430 West

Orem, Utah 85047

With copies to:

Craig Smith

10305 N. Downing Drive

Cedar Hills, Utah 84062

Ron J. Noyes

ForeverGreen International, LLC

30 E. Broadway, Suite 300

Salt Lake City, Utah  84111

If to Guarantor, to:

Ron Williams

1091 North 1170 East

Orem, Utah 85047

Any party may change its address by notifying the other parties of the change of address.  Notice shall be deemed communicated upon receipt or within 48 hours from the time of mailing if mailed to the address provided in this Section, whichever shall first occur.

19.2

Waiver.  Any delay or omission in the exercise of any right or remedy of Landlord in relation to any default by Tenant shall not impair any such right or remedy and shall not be construed as a waiver of any kind or nature whatsoever.

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The receipt or acceptance by Landlord of delinquent rent or other amounts owed hereunder shall not constitute a waiver of any default or any of Landlord’s rights or remedies.

No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term.  Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

19.3

Sale or Transfer of Premises.  If Landlord sells or transfers all or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease if Landlord’s successor has assumed in writing, for the benefit of Tenant, Landlord’s obligations under this Lease.  If any security deposit or prepaid rent has been paid by Tenant, Landlord can transfer the security deposit or prepaid rent to Landlord’s successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

19.4

Enforcement.  In the event of default under any provision in this Lease, the defaulting party agrees to pay the other party all costs, including reasonable attorney’s fees, incurred by the other party in enforcing its rights under this Lease whether or not court action is instituted, in addition to all other amounts due hereunder and damages caused by the default.

19.5

Surrender of Premises.  On expiration or termination of the Term, Tenant shall surrender to Landlord the Premises and all Tenant’s improvements and alterations in good condition, ordinary wear and tear excepted, Tenant shall remove all its personal property within the above stated time.  Tenant shall immediately perform all restoration made necessary by the removal of any alterations or Tenant’s personal property.

Landlord can elect to retain or dispose of in any manner any alterations or Tenant’s personal property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease by giving at least ten (10) days’ notice to Tenant.  Title to any such alterations or Tenant’s personal property that Landlord elects to retain or dispose of upon expiration of such 10-day period shall vest in Landlord.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or Tenant’s personal property.  Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, and disposing of any alterations or Tenant’s personal property.

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If Tenant fails to surrender the Premises to Landlord on expiration or ten (10) days after termination of the Term as required by this Section, Tenant shall hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to surrender the Premises.

19.6

Holding Over.  If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days’ notice given at any time by either party.  All provisions of this Lease, except those pertaining to term shall apply to the month-to-month tenancy, and the monthly rent during any such holdover tenancy shall be increased to one hundred twenty percent (120%) of the Base Rent and CAM Fee owed during the month preceding commencement of the holdover tenancy.

19.7

Time of Essence.  Time is of the essence of each provision of this Lease.

19.8

Consent of Parties.  Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

19.9

Corporate Authority.  If either party is a corporation, that party shall deliver to the other party on execution of this Lease a certified copy of a resolution of its board of directors (or of its executive committee with appropriate resolutions from its board of directors empowering such executive committee) authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

19.10

Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between the parties hereto relative to the subject matter hereof.  Any prior negotiations, correspondence, or understandings relative to the subject matter hereof shall be deemed to be merged in this Lease and shall be of no further force or effect.  This Lease may not be amended or modified except in writing executed by both of the parties hereto.

19.11

Successors.  This Lease shall be binding on and inure to the benefit of the parties and their successors and assigns, except as provided in Section 9.1.

19.12

Rent Payable in U.S. Money.  Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

19.13

Real Estate Brokers; Finders.  Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

19.14

Exhibits - Incorporation in Lease.  All exhibits referred to are attached to this Lease and incorporated by reference.

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19.15

Controlling Law.  This Lease shall be construed and interpreted in accordance with the laws of the State of Utah.

19.16

Use of Definitions.  The definitions contained in this Lease shall be used to interpret this Lease.

19.17

Definitions.  As used in this Lease, the following words and phrases shall have the following meanings:

Alteration - any addition or change to, or modification of, the Premises made by Tenant including, without limitation, fixtures, but excluding trade fixtures as defined here, and Tenant’s improvements as defined here.

Authorized representative - any officer, agent, employee, or independent contractor retained or employed by either party, acting within authority given him by that party.

Damage - injury, deterioration, or loss to a person or property caused by another person’s acts or omissions.  Damage includes death.

Damages - a monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property, or rights through another’s act or omission.

Destruction - any damage, as defined here, to or disfigurement of the Premises.

Encumbrance - any deed of trust, mortgage, or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

Expiration - the coming to an end of the time specified in the Lease as its duration, including any extension of the Term resulting from the exercise of an option to extend.

Good condition - the good physical condition of the Premises and each portion of the Premises, including, without limitation, signs, windows, show windows, appurtenances, and Tenant’s personal property as defined here.  “In good condition” means first-class, neat, clean, and broom-clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

Hazardous substances - any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic chemical, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state, or local

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environmental statute, regulation, or ordinance presently in effect, or in effect at any time during the Term, and, as to substances and materials which are not specifically identified in any such statute, regulation, or ordinance by name, which are known to be toxic or hazardous under presently existing and generally accepted scientific knowledge.

Hold harmless - to defend and indemnify from all liability, losses, penalties, damages as defined here, costs, expenses (including, without limitation, attorneys’ fees), causes of action, claims, or judgments arising out of or related to any damage, as defined here, to any person or property.

Law - any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of the Lease or at any time during the Term, including, without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities).

Lender - the beneficiary, mortgagee, secured party, or other holder of an encumbrance, as defined here.

Lien - a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act.  Most of the liens referred to in this Lease are mechanics’ liens.

Maintenance - repairs, replacements, repainting, snow and ice removal, landscaping care and maintenance, janitorial services provided by Landlord, servicing of HVAC systems, and cleaning.

Person - one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations, and any combination of human beings and legal entities.

Provision - any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in the Lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

Rent - monthly rent, prepaid rent, security deposit, real property taxes and assessments, insurance, and other similar charges payable by Tenant to Landlord.

Restoration - the reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the Premises and other property to substantially the same physical condition as they were in immediately before the destruction.

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Successor - assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either party.

Tenant’s improvement - any addition to or modification of the Premises made by Tenant before, at, or near the commencement of the Term, and any fixtures (not including Tenant’s trade fixtures, as defined here).

Tenant’s personal property - Tenant’s equipment, furniture, merchandise, and moveable property placed in the Premises by Tenant, including Tenant’s trade fixtures, as defined here.

Tenant’s trade fixture - any property installed in or on the Premises by Tenant for purposes of trade, manufacture, ornament, or related use.

Term - the period of time during which Tenant has a right to occupy the Premises, including the Initial Term and any Extended Term.

Termination - the ending of the Term for any reason before expiration, as defined here.

19.18

Attorneys’ Fees and Costs.  If any legal action or other proceeding is brought for the enforcement of this Lease, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Lease, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees, and any other fees and costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

19.19

Force Majeure.  If either party to this Lease shall be delayed or prevented from the performance of any act required hereunder by reason of a strike, labor trouble, acts of nature or any other cause beyond the reasonable control of such party (financial inability excepted), and such party is otherwise without fault, then performance of such act (excluding payment of rent or any other charge or expense due and payable under this Lease) shall be excused for the period of delay.

19.20

Quiet Enjoyment.  Landlord covenants that so long as Tenant performs all of its obligations hereunder it shall peacefully and quietly have, hold and enjoy the leased Premises for the Term of this Lease.

19.21

Captions.  The captions of this Lease shall have no effect on its interpretation.

19.22

Singular and Plural.  When required by the context of this Lease, the singular shall include the plural.

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19.23

Severability.  The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

ROCKY MOUNTAIN DEVELOPMENT, LLC

By /s/ Mike Robinson

   Mike Robinson, Member

TENANT:

FOREVERGREEN, LLC

By /s/Ronald Williams

Its

GUARANTOR:

/s/Ronald Williams

Ron Williams

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Schedule of Exhibits

EXHIBIT “A” - Site Plan and Outline of Premises

EXHIBIT “B” – Base Rent & CAM Fee

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